Exhibit 99.2

THE PRIVATE BANK OF CALIFORNIA

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2012

CONTENTS

INDEPENDENT AUDITOR’S REPORT	1-2

FINANCIAL STATEMENTS

Balance Sheet	3
Statement of Income	4
Statement of Comprehensive Income	5
Statement of Changes in Shareholders’ Equity	6
Statement of Cash Flows	7
Notes to Financial Statements	8-33

Independent Auditor’s Report

Board of Directors and Shareholders of

The Private Bank of California

Los Angeles, CA

Report on the Financial Statements

We have audited the accompanying financial statements of The Private Bank of California (the Bank), which comprise the balance sheet as of December 31, 2012, the related statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Private Bank of California as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in conformity with U.S. GAAP.

/s/ McGladrey LLP

Los Angeles, CA

March 12, 2013

THE PRIVATE BANK OF CALIFORNIA

BALANCE SHEET

DECEMBER 31, 2012

ASSETS
Cash and Due from Banks	$33,708,000
Interest-Bearing Due from Banks	1,003,000

TOTAL CASH AND CASH EQUIVALENTS	34,711,000
Interest-Bearing Time Deposits in Other Financial Institutions	2,235,000
Securities Available for Sale, at Fair Value	299,041,000
Loans	373,935,000
Allowance for Credit Losses	(6,532,000)

NET LOANS	367,403,000
Premises and Equipment	1,321,000
Federal Home Loan Bank Stock, at Cost	3,544,000
Accrued Interest Receivable and Other Assets	4,155,000

TOTAL ASSETS	$712,410,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-Bearing Deposits	$260,309,000
Interest-Bearing Deposits	321,793,000

TOTAL DEPOSITS	582,102,000
Borrowings	75,409,000
Accrued Interest Payable and Other Liabilities	2,451,000

TOTAL LIABILITIES	659,962,000

Shareholders’ Equity:
Preferred Stock - 10,000,000 Shares Authorized; Series C 10,000 Shares Issued and Outstanding	10,000,000
Common Stock - No Par Value; 20,000,000 Shares Authorized; 3,872,801 Shares Issued and Outstanding	37,315,000
Additional Paid-In Capital	2,829,000
Accumulated Deficit	(580,000)
Accumulated Other Comprehensive Income	2,884,000

TOTAL SHAREHOLDERS’ EQUITY	52,448,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$712,410,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2012

INTEREST INCOME
Interest and Fees on Loans	$13,616,000
Interest on Securities Available for Sale	5,825,000
Other Interest Income	60,000

TOTAL INTEREST INCOME	19,501,000

INTEREST EXPENSE
Interest on Interest-Bearing Demand Deposits	17,000
Interest on Money Market and Savings Accounts	643,000
Interest on Time Deposits	957,000
Interest on Borrowings	112,000

TOTAL INTEREST EXPENSE	1,729,000

NET INTEREST INCOME	17,772,000
Provision for Credit Losses	1,367,000

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	16,405,000

NONINTEREST INCOME
Gain on Sale of Securities, Net	1,886,000
Other	400,000

TOTAL NONINTEREST INCOME	2,286,000

NONINTEREST EXPENSE
Salaries and Employee Benefits	10,632,000
Occupancy	1,184,000
Furniture and Equipment	582,000
Other	3,879,000

TOTAL NONINTEREST EXPENSE	16,277,000

INCOME BEFORE INCOME TAXES	2,414,000
Income Taxes	175,000

NET INCOME	2,239,000
Preferred Stock Dividends	(100,000)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,139,000

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS-PER SHARE:
Basic	$0.56
Diluted	$0.54

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2012

Net income	$2,239,000

Other comprehensive income, before tax:
Unrealized gain on securities:
Unrealized holding gains arising during the period	2,722,000
Less reclassification adjustment for gain included in net income	(1,886,000)

OTHER COMPREHENSIVE INCOME, BEFORE TAX	836,000
Income taxes related to other comprehensive income	350,000

OTHER COMPREHENSIVE INCOME, AFTER TAX	486,000

COMPREHENSIVE INCOME	$2,725,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2012

	Preferred Stock	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total

		Number of Shares	Amount
Balance at December 31, 2011	$10,000,000	3,820,854	$36,870,000	$2,633,000	$(2,719,000)	$2,398,000	$49,182,000
Stock-Based Compensation and Net Issuance of Restricted Shares of Common Stock	—	15,647	—	245,000	—	—	245,000
Exercise of Stock Options	—	36,300	445,000	(49,000)	—	—	396,000
Dividends Declared on Series C Preferred Stock	—	—	—	—	(100,000)	—	(100,000)
Net Income	—	—	—	—	2,239,000	—	2,239,000
Other Comprehensive Income, After Tax	—	—	—	—	—	486,000	486,000

Balance at December 31, 2012	$10,000,000	3,872,801	$37,315,000	$2,829,000	$(580,000)	$2,884,000	$52,448,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012

OPERATING ACTIVITIES:
Net Income	$2,239,000
Adjustments to Reconcile Net Income to Net Cash From Operating Activities:
Depreciation and Amortization	520,000
Securities Amortization and Accretion, net	3,720,000
Provision for Credit Losses	1,367,000
Deferred Tax Expense (Benefit)	(1,220,000)
Gain on Sale of Securities, net	(1,886,000)
Stock-Based Compensation Expense	245,000
Other, net	1,099,000

NET CASH FROM OPERATING ACTIVITIES	6,084,000

INVESTING ACTIVITIES:
Net Increase in Interest-Bearing Time Deposits in Other Financial Institutions	(1,352,000)
Purchase of Securities Available for Sale	(214,696,000)
Proceeds from Maturities and Principal Reductions of Securities Available for Sale	53,294,000
Proceeds from Sale of Securities Available for Sale	128,754,000
Net Increase in Loans	(72,283,000)
Purchase of Federal Home Loan Bank Stock	(826,000)
Purchases of Premises and Equipment	(393,000)

NET CASH USED IN INVESTING ACTIVITIES	(107,502,000)

FINANCING ACTIVITIES:
Net Increase in Noninterest-Bearing Deposits	30,536,000
Net Increase in Interest-Bearing Deposits	54,810,000
Net Increase in Borrowings	26,579,000
Dividends Paid on Preferred Stock	(100,000)
Proceeds from Exercise of Stock Options	363,000

NET CASH FROM FINANCING ACTIVITIES	112,188,000

INCREASE IN CASH AND CASH EQUIVALENTS	10,770,000
Cash and Cash Equivalents at Beginning of Year	23,941,000
CASH AND CASH EQUIVALENTS AT END OF YEAR	$34,711,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest Paid	$1,784,000
Taxes Paid	$870,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Private Bank of California (the “Bank”) was chartered on October 24, 2005 as a commercial bank in the State of California by the California Department of Financial Institutions (“DFI”). The Bank is a member of the Federal Deposit Insurance Corporation (“FDIC”) and is subject to the regulations of and periodic examinations by the DFI and the FDIC, its primary regulators. The Bank’s financial statements have not been reviewed, or confirmed for accuracy or relevance, by the DFI or the FDIC.

The Bank provides a wide range of financial services, including credit and deposit products as well as cash management services, from its headquarters located in the Century City area of Los Angeles, California, as well as full-service branches in Hollywood and Orange County, California, and a loan production office in downtown Los Angeles. The Bank’s target clients include high net worth and high income individuals, business professionals and their professional service firms, business owners, entertainment service businesses and non-profit organizations.

Subsequent Events

The Bank has evaluated subsequent events for recognition and disclosure through March 12, 2013, which is the date the financial statements were available to be issued.

Use of Estimates in the Preparation of Financial Statements

The Bank’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with prevailing practices in the banking industry. Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management in the preparation of the financial statements include determination of the adequacy of the allowance for credit losses, determination of the fair value of stock options and valuation of the allowance for deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks, Federal funds sold and reverse repurchase agreements. Generally, Federal funds sold and reverse repurchase agreements are transacted for one-day periods.

Cash and Due from Banks

Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank complied with applicable reserve requirements as of December 31, 2012.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Cash and Due from Banks - Continued

The Bank maintains amounts in due from banks and in interest-bearing deposits in other financial institutions which may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Securities

Debt securities for which the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost.

Equity securities with readily determinable fair values and debt securities, which are bought and held principally for resale in the near term, are recorded as trading securities and carried at fair value, with unrealized gains and losses included in current earnings.

All other equity securities with readily determinable fair values and debt securities not classified as trading securities or as securities held to maturity are classified as securities available for sale and recorded at fair value. Unrealized gains or losses on securities available for sale are excluded from net income and reported as an amount net of taxes as a separate component of accumulated other comprehensive income included in shareholders’ equity.

Premiums or discounts on securities held to maturity and available for sale are amortized or accreted into income using the interest method. Realized gains or losses on sales of securities held to maturity and available for sale are recorded using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell are met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: OTTI related to credit loss, which must be recognized in the statement of income, and OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Federal Home Loan Bank stock is recorded at cost and is considered to be a restricted equity security.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. The accrual of interest on loans is discontinued when principal or interest is past due 90 days or when, in the opinion of management, there is reasonable doubt as to collectibility based on contractual terms of the loans. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Payments received while on nonaccrual status are applied to reduce the recorded investment in the loan.

Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

Allowance for Credit Losses

The allowance for credit losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance until the charged-off amounts have been recovered fully and thereafter recorded in interest income.

Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. Amounts are charged off when available information confirms that specific loans, or portions thereof, are uncollectible. This methodology for determining charge-offs is consistently applied to each portfolio segment.

The Bank determines a separate allowance for each portfolio segment. The allowance consists of specific and general reserves. Specific reserves relate to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Factors considered in determining impairment include payment status, collateral value and the probability of collecting all amounts when due. Measurement of impairment is based on the expected future cash flows of an impaired loan, which are to be discounted at the loan’s effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan. The Bank selects the measurement method on a loan-by-loan basis, except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Allowance for Credit Losses - Continued

The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans. Loans for which the terms have been modified, resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (“TDRs”) and classified as impaired with measurement of impairment as described above.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Smaller balance, homogeneous loans are collectively evaluated for impairment.

General reserves cover unimpaired loans and are based on historical loss rates for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment’s historical loss experience. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions; changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit; and the effect of other external factors such as competition and legal and regulatory requirements.

Portfolio segments identified by the Bank include commercial, real estate and consumer loans. Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to income, collateral type and loan-to-value ratios for consumer loans.

TDRs

A TDR is a loan for which the Bank grants a concession to the borrower that the Bank would not otherwise consider due to a borrower’s financial difficulties. A loan’s terms, which may be modified or restructured due to a borrower’s financial difficulty, include, but are not limited to, a reduction in the loan’s stated interest rate below the market rate for a borrower with similar credit characteristics, an extension of the loan’s maturity, and/or a reduction in the face amount of the debt. The amount of a debt reduction, if any, is charged off at the time of restructuring. For other concessions, a specific reserve typically is recorded for the difference between the loan’s book value and the present value of the TDR’s expected future cash flows discounted at the current market rate for loans with similar terms, conditions and credit characteristics. This specific reserve is accreted into interest income over the expected remaining life of the TDR using the interest method. TDRs typically are placed on nonaccrual status until a sustained period of repayment performance, usually six months or longer. However, the borrower’s performance prior to the restructuring, or other significant events at the time of restructuring, may be considered in assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual status after a shorter performance period. If the borrower’s performance under the new terms is not reasonably assured, the loan remains classified as a nonaccrual loan.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

TDRs - Continued

Subsequent to being restructured, a TDR may be classified “substandard” or “doubtful” based on the borrower’s repayment performance as well as any other changes in the borrower’s creditworthiness. Loans that were paid current at the time of modification may be upgraded in their classification after a sustained period of repayment performance, usually six months or longer. TDRs are identified separately for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at the time of restructuring. If a TDR is considered to be a collateral-dependent loan, the loan is reported, net, at the fair value of the collateral. For any TDRs that subsequently default, the Bank determines the amount of reserve in accordance with the accounting policy for the allowance for credit losses.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which range from three to 10 years for furniture and equipment. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized, and those for ordinary repairs and maintenance are charged to operations as incurred.

Advertising Costs

The Bank expenses the costs of advertising in the period incurred.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. Tax effects from an uncertain tax position are recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Comprehensive Income

Comprehensive income includes net income and other comprehensive income. The change in unrealized gain (loss) on securities available for sale is the Bank’s only component of accumulated other comprehensive income.

Earnings per Share (“EPS”)

Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Financial Instruments

In the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit as described in Note M. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Stock-Based Compensation

Compensation cost is recognized for stock options and other forms of stock-based compensation issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options. This cost is recognized over the period in which an employee is required to provide services in exchange for the award, generally defined as the vesting period.

Fair Value Measurement

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

See Note O for more information and disclosures relating to the Bank’s fair value measurements.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Adoption of New Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. ASU 2011-04 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting. Certain amendments clarify the intent about the application of existing fair value measurement and disclosure requirements. The amendments in ASU 2011-04 apply to all reporting entities that are required or permitted to measure or disclose the fair value of an asset, liability or instrument classified in a reporting entity’s shareholders’ equity in the financial statements. ASU 2011-04 became effective for the Bank on January 1, 2012 and required additional fair value disclosures, but did not have a material impact on the Bank’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 eliminates the option of presenting changes in other comprehensive income as part of the statement of changes in shareholders’ equity. All non-owner changes in shareholders’ equity must be presented either in a continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 did not change the items that must be reported in other comprehensive income. Additionally, the guidance requires entities to present, on the face of the financial statements, reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement or statements where the components of net income and the components of other comprehensive income tax are presented. ASU 2011-05 was effective for the Bank for the fiscal years, and interim periods within those years, beginning after December 15, 2011. In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. ASU 2011-12 indefinitely defers the requirements within ASU 2011-05 to present the reclassification amounts from other comprehensive income to net income as a separate component on the statement of income. ASU 2011-12, which shares the same effective date as ASU 2011-05, does not defer the remaining requirements of ASU 2011-05. The Bank adopted the provisions of ASU 2011-05 and ASU 2011-12, which resulted in a new consolidated statement of comprehensive income for the year ended December 31, 2012. The adoption of ASU 2011-05 and ASU 2011-12 had no impact on the Bank’s balance sheet or statement of income.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE B - SECURITIES

Debt and equity securities have been classified in the balance sheet according to management’s intent. The carrying amount of securities available for sale and their approximate fair values at December 31, 2012 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury Securities	$211,000	$—	$—	$211,000
U.S. Government Agency:
Obligations	5,986,000	112,000	—	6,098,000
Mortgage-Backed Securities	235,675,000	2,732,000	(640,000)	237,767,000
State and Municipal Bonds	47,914,000	2,396,000	(52,000)	50,258,000
Corporate Bonds	4,354,000	363,000	(10,000)	4,707,000

	$294,140,000	$5,603,000	$(702,000)	$299,041,000

The Bank had one corporate bond at December 31, 2012, with a fair value of $493,000 and an unrealized loss of $7,000, that had been in a continuous loss position for more than 12 months.

All unrealized losses are considered to be temporary and the unrealized losses have not been recognized into earnings because the issuers are of high credit quality, management has the intent and ability to hold the securities for the foreseeable future, and the unrealized losses are primarily due to changes in interest rates subsequent to purchase of the securities. As the securities approach maturity, fair value and the Bank’s amortized cost are expected to converge.

At December 31, 2012, the fair value of securities pledged to secure the borrowings and borrowing capacity discussed in Note F, as well as bankruptcy deposits, was $239,984,000.

The scheduled contractual maturities of securities at December 31, 2012 were as follows. Expected maturities may differ from contractual maturities as certain U.S. government and government-sponsored agency obligations and mortgagebacked securities and certain state and municipal bonds in the Bank’s available-for-sale securities portfolio can be prepaid, called or refunded with penalty.

	Amortized Cost	Fair Value
Less than One Year	$211,000	$211,000
One Year to Five Years	2,615,000	2,775,000
Over Five Years to Ten Years	37,000,000	38,002,000
Over Ten Years	254,314,000	258,053,000

	$294,140,000	$299,041,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE B - SECURITIES - Continued

During 2012 the Bank received proceeds of $128,754,000 and recognized gross gains and losses of $2,017,000 and $131,000, respectively, on the sale of securities available for sale.

NOTE C - LOANS

The Bank’s loan portfolio consists primarily of loans to borrowers within Los Angeles County, California. A summary of the Bank’s loans as of December 31, 2012 is as follows:

Commercial	$136,272,000
Real Estate:
Home Equity Lines of Credit	66,009,000
Other Residential	30,583,000
Commercial	105,606,000
Acquisition, Development and Construction	20,242,000
Consumer and Other	15,327,000

374,039,000
Net Deferred Loan Fees	(104,000)

$373,935,000

A summary of the changes in the allowance for credit losses follows as of December 31, 2012:

Beginning Balance	$5,322,000
Additions to the Allowance Charged to Expense	1,367,000
Recoveries on Loans Charged Off	103,000

6,792,000
Less Loans Charged Off	(260,000)

Ending Balance	$6,532,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE C - LOANS - Continued

The following table presents the activity in the allowance for credit losses for the year ended December 31, 2012, and the recorded investment in loans and impairment method as of December 31, 2012, by portfolio segment:

	Commercial	Real Estate	Consumer and Other	Total
Allowance for Credit Losses:
Beginning of Year	$1,925,000	$3,306,000	$91,000	$5,322,000
Provisions	266,000	804,000	297,000	1,367,000
Recoveries	73,000	28,000	2,000	103,000
Charge-offs	(215,000)	—	(45,000)	(260,000)

End of Year	$2,049,000	$4,138,000	$345,000	$6,532,000

Reserves:
Specific	$5,000	$392,000	$—	$397,000
General	2,044,000	3,746,000	345,000	6,135,000

	$2,049,000	$4,138,000	$345,000	$6,532,000

Loans Evaluated for Impairment:
Individually	$95,000	$6,361,000	$—	$6,456,000
Collectively	136,242,000	215,889,000	15,348,000	367,479,000

	$136,337,000	$222,250,000	$15,348,000	$373,935,000

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Bank uses the following definitions for risk ratings:

Pass - Loans classified as pass comprise loans not meeting the risk ratings defined below.

Special Mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard - Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE C - LOANS - Continued

Impaired - A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Additionally, all loans classified as TDRs are considered impaired.

The risk category of loans was as follows as of December 31, 2012:

	Pass	Special Mention	Substandard	Impaired	Total
Commercial	$132,872,000	$3,370,000	$—	$95,000	$136,337,000
Real Estate:
Home Equity Lines of Credit	63,702,000	—	755,000	1,658,000	66,115,000
Other Residential Real Estate	30,175,000	—	—	392,000	30,567,000
Commercial Real Estate	105,218,000	128,000	—	—	105,346,000
Acquisition, Development and Construction	15,911,000	—	—	4,311,000	20,222,000
Consumer and Other	15,151,000	197,000	—	—	15,348,000

	$363,029,000	$3,695,000	$755,000	$6,456,000	$373,935,000

Past due and nonaccrual loans were as follows as of December 31, 2012:

	Still Accruing
	30-89 Days Past Due	Over 90 Days Past Due	Nonaccrual
Commercial	$—	$—	$95,000
Real Estate:
Home Equity Line of Credit	—	—	1,658,000
Other Residential Real Estate	—	—	392,000
Acquisition, Development and Construction	—	—	4,311,000

	$—	$—	$6,456,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE C - LOANS - Continued

Information relating to individually impaired loans was as follows as of December 31, 2012:

	Impaired Loans-With Allowance			Impaired Loans-With No Allowance
	Unpaid Principal Balance	Recorded Investment	Related Allowance	Unpaid Principal Balance	Recorded Investment
Commercial	$100,000	$95,000	$5,000	$—	$—
Real Estate:
Home Equity Lines of Credit	1,734,000	1,658,000	86,000	—	—
Other Residential Real Estate	400,000	392,000	56,000	—	—
Acquisition, Development and Construction	4,333,000	4,311,000	250,000	—	—

	$6,567,000	$6,456,000	$397,000	$—	$—

The average balance of individually impaired loans during 2012 was $3,585,000. No interest income was recognized on individually impaired loans during 2012.

As of December 31, 2012, the Bank had a recorded investment of $6,456,000 primarily in real estate loans on nonaccrual status that are classified as TDRs.

NOTE D - PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31, 2012 follows:

Leasehold Improvements	$640,000
Furniture, Fixtures and Equipment	1,370,000
Computer Equipment	500,000

2,510,000
Less Accumulated Depreciation and Amortization	(1,189,000)

$1,321,000

Depreciation and amortization expense was $442,000 for the year ended December 31, 2012.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE D - PREMISES AND EQUIPMENT - Continued

The Bank leases various facilities under noncancelable operating leases expiring through 2019. The Bank is responsible for its pro rata share of common area expenses, including maintenance, taxes and insurance. At December 31, 2012, the future lease rental payable under noncancelable operating lease commitments was as follows:

Year Ending	Amount
2013	$962,000
2014	928,000
2015	683,000
Thereafter	353,000

$2,926,000

The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense. Total rental expense, including common area and building operating expenses, was $962,000 for the year ended December 31, 2012.

NOTE E - DEPOSITS

A summary of deposits as of December 31, 2012 is as follows:

Noninterest-Bearing Demand	$260,309,000
Interest-Bearing Demand	29,107,000
Money Market and Savings	200,865,000
Time Deposits Under $100,000	1,402,000
Time Deposits $100,000 and Over	90,419,000

$582,102,000

At December 31, 2012, the scheduled maturities of time deposits were:

Less Than One Year	$49,788,000
One to Five Years	29,816,000
Over Five to Ten Years	12,217,000

$91,821,000

As of December 31, 2012, the Bank had five deposit relationships that represent approximately 19 percent of the Bank’s total deposits. Also, in the ordinary course of business, certain executive officers, directors and companies with which they are associated have deposits with the Bank. The balance of these deposits at December 31, 2012 was $11,500,000.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE F - BORROWING ARRANGEMENTS

As a member of the Federal Home Loan Bank of San Francisco (“FHLBSF”), the Bank may borrow against a line of credit with a maximum financing availability of 25% of its total assets, adjusted quarterly, subject to the pledge of eligible collateral as well as other terms and conditions. As of December 31, 2012, the Bank had a total financing availability of $75,409,000 based upon the amount of FHLBSF capital stock owned and collateralized by securities available for sale, with an estimated fair value of approximately $125,212,000. As of December 31, 2012, the Bank had two short-term FHLBSF advances outstanding, totaling $75,409,000 and maturing on various dates through January 9, 2013, at a weighted-average interest rate of .26%. The Bank may also borrow from the discount window and other financing facilities available through the Federal Reserve Bank of San Francisco (“FRBSF”), subject to the pledge of eligible collateral. As of December 31, 2012, the Bank had pledged securities available for sale with an estimated fair value of $110,961,000 to the FRBSF and had no outstanding FRBSF borrowings.

The Bank may borrow up to $9,000,000 on an unsecured basis from two of its correspondent banks to meet short-term liquidity needs. As of December 31, 2012, there were no borrowings under the lines. The Bank also has a $10,000,000 secured line of credit from one of its correspondent banks relating to standby letters of credit issued on behalf of Bank customers. As of December 31, 2012, the Bank had pledged securities available for sale with an estimated fair value of $3,810,000 to collateralize $3,051,000 of standby letters of credit issued under this arrangement.

NOTE G - INCOME TAXES

The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The provision for income taxes consists of the following at December 31, 2012:

Currently Payable:
Federal	$959,000
State	436,000

1,395,000
Deferred	(1,220,000)

$175,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE G - INCOME TAXES - Continued

A comparison of the federal statutory income tax rates to the Bank’s effective income tax rates at December 31, 2012 follows:

	Amount	Rate
Statutory Federal Tax	$821,000	34.0%
State Franchise Tax, net of Federal Benefit	173,000	7.2%
Valuation Allowance	(452,000)	(18.7)%
Municipal Income	(410,000)	(17.0)%
Other Items, net	43,000	1.7%

Actual Tax Expense	$175,000	7.2%

Deferred taxes are a result of differences between income tax accounting and U.S. GAAP with respect to income and expense recognition.

The following is a summary of the components of the net deferred tax asset accounts recognized in the accompanying balance sheet at December 31, 2012:

Deferred Tax Assets:
Pre-Opening Expenses	$238,000
Allowance for Credit Losses Due to Tax Limitations	2,557,000
Stock-Based Compensation	469,000
Other Items	1,220,000

4,484,000

Deferred Tax Liabilities:
Depreciation Differences	(415,000)
Unrealized Gains on Securities Available for Sale	(2,017,000)
Other Items	(540,000)

(2,972,000)

Net Deferred Tax Assets	$1,512,000

Realization of future tax benefits is dependent on the Bank’s ability to generate sufficient taxable income within the carryforward period. Based on all available evidence, management determined that its deferred tax assets were more likely than not to be realizable through future earnings. Accordingly, the Bank reduced its valuation allowance by $452,000 and recorded a corresponding tax benefit of $452,000 during the year ended December 31, 2012.

The Bank has net operating loss carryforwards of approximately $171,000 for California franchise tax purposes. Net operating loss carryforwards, to the extent not used, will expire in 2020.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE G - INCOME TAXES - Continued

The Bank is subject to Federal income tax and California franchise tax. Income tax returns for the years ended December 31, 2011, 2010 and 2009 are open to audit by the Federal and California state authorities. Unrecognized tax benefits are not expected to significantly increase or decrease within the next 12 months.

NOTE H - OTHER NONINTEREST EXPENSE

Other noninterest expense for the year ended December 31, 2012 comprised the following:

Legal and Other Professional Fees	$760,000
Data Processing	623,000
Board of Directors Fees and Expenses	202,000
FDIC and DFI Assessments	513,000
Printing, Stationery and Supplies	130,000
Client-Related Services and Costs	575,000
Other	1,076,000

$3,879,000

NOTE I - EARNINGS PER SHARE

The following is a reconciliation of net income and common shares outstanding to the income and the number of common shares used to compute EPS:

	2012
	Income	Shares	EPS
Net Income as Reported	$2,239,000	—
Dividends on Preferred Stock	(100,000)	—
Weighted-Average Shares Outstanding	—	3,843,057

Used for Basic EPS	$2,139,000	3,843,057	$0.56

Dilutive Effect of Stock Options		97,709

Used in Diluted EPS	$2,139,000	3,940,766	$0.54

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE J - EMPLOYEE BENEFIT PLAN

The Bank has a contributory savings plan (“Savings Plan”) for all employees meeting service requirements. Eligible employees may make voluntary contributions of their covered earnings to the Savings Plan on a pre-tax basis, subject to Federal income tax limitations. The Bank matches 50% of the first 6% of covered earnings. The Bank’s expense relating to its matching contributions made to the Savings Plan totaled $116,000 for the year ended December 31, 2012.

NOTE K - STOCK-BASED COMPENSATION

On May 17, 2008, shareholders approved amendments to the Bank’s 2005 Stock Option Plan (“Plan”) to provide for the grant of restricted stock awards and other types of equity-based compensation in addition to stock options. The maximum number of shares to be issued under the amended Plan (“2005 Stock Incentive Plan”) did not change from the 1,089,000 shares of common stock authorized in the Plan.

Officers and key employees may be granted both incentive and nonqualified stock options, while directors and other consultants, who are not also an officer or employee, may be granted nonqualified stock options only. Stock options will be granted at a price not less than 100% of the fair market value of the Bank’s common stock on the date of the grant, generally vest over a period of three to four years, and expire no later than 10 years from the date of the grant. No stock options were granted in 2012.

A summary of the status of the stock options issued under the Bank’s 2005 Stock Incentive Plan as of December 31, 2012, and changes during the year ended thereon, is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at Beginning of Year	848,376	$10.30
Granted	—	—
Exercised	(36,300)	10.00
Forfeited or Expired	(27,326)	12.66

Outstanding at End of Year	784,750	$10.24	3.0 years	$2,140,000

Options Exercisable	784,750	$10.24	3.0 years	$2,140,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE K - STOCK-BASED COMPENSATION - Continued

As of December 31, 2012, there was no unrecognized compensation cost related to outstanding stock options.

A summary of changes in the Bank’s unvested restricted stock awards for 2012 is as follows:

	Shares	Weighted- Average Grant Date Fair Value
Outstanding at Beginning of Year	112,916	$8.26
Granted	17,980	9.18
Shares Vested and Issued	(67,563)	8.12
Forfeited or Expired’	(2,333)	8.78

Outstanding at End of Year	61,000	$8.63

As of December 31, 2012, there was $191,000 of total unrecognized compensation cost related to unvested shares granted under the Plan to be recognized $120,000 in 2013, $56,000 in 2014 and $15,000 in 2015.

The Bank recognized stock-based compensation expense related to outstanding stock options and restricted stock grants of $245,000 in 2012.

NOTE L - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the FDIC and the DFI. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2012, that the Bank meets all capital adequacy requirements to which it is subject.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE L - REGULATORY MATTERS - Continued

As of December 31, 2012, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action; there are no conditions or events since that notification that management believes have changed the Bank’s category. To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank’s actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2012:
Total Capital (to Risk-Weighted Assets)	$54,418	14.08%	$30,919	8.00%	$38,649	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	49,564	12.83%	15,453	4.00%	23,179	6.00%
Tier 1 Capital (to Average Assets)	49,564	7.06%	28,082	4.00%	35,102	5.00%

The California Financial Code provides that a bank may not make cash distributions to its shareholders in excess of the lesser of the Bank’s undivided profits or the Bank’s net income for its last three fiscal years less the amount of any distribution made by the Bank to shareholders during the same period without the approval in advance of the Commissioner of the DFI.

During 2012 the Bank made cash dividend payments totaling $100,000 to the United States Department of the Treasury (the “Treasury”) on issued Variable Rate Non-Cumulative Perpetual Warrant Preferred Stock, Series C (the “Series C Preferred Stock”). The dividends payments were approved by the Commissioner of the DFI.

NOTE M - COMMITMENTS

In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its clients. These financial commitments are primarily commitments to extend credit, which involve to varying degrees elements of credit risk not recognized in the Bank’s financial statements. The Bank’s exposure to credit loss in the event of nonperformance on commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of December 31, 2012, the Bank had undisbursed loan commitments of $112,335,000, whose contractual amount represents credit risk, and established a related allowance for potential losses of $247,000, which is reported in other liabilities in the balance sheet.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE M - COMMITMENTS - Continued

Commitments to extend credit are agreements to lend to a client as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being disbursed, the total amounts do not necessarily represent future cash requirements. The Bank evaluates each client’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, is based on management’s credit evaluation of the client. The majority of the Bank’s commitments to extend credit are unsecured.

In the ordinary course of business, the Bank is involved in matters of litigation. In the opinion of management, disposition of such matters is not expected to have a material effect on the Bank’s financial statements as of December 31, 2012.

NOTE N - PREFERRED STOCK

On September 1, 2011, as part of the Treasury’s Small Business Lending Fund (“SBLF”) program, the Bank entered into a Small Business Lending Fund Securities Purchase Agreement (“SBLF Purchase Agreement”) with the Treasury. Under the SBLF Purchase Agreement, the Bank issued 10,000 shares of the Series C Preferred Stock and received $10,000,000 from the Treasury. The Series C Preferred Stock shares qualify as Tier 1 capital and will pay quarterly dividends at a variable rate that can range from 1% to 9%.

In each quarter for the first 10 quarters, the dividend rate will vary based on the percent change in the Bank’s outstanding small business loan balances over an established baseline. The rate computed in the tenth quarter will be the rate that is used for the next two years. After four and one-half years, the dividend rate will be 9% regardless of the change in the Bank’s small business loan balances. The initial dividend rate has been calculated at 1%.

NOTE O - FAIR VALUE OF ASSETS AND LIABILITIES

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification Topic 825 requires disclosure of the fair value of financial assets and financial liabilities, including financial assets and financial liabilities that are measured and reported at fair value on a recurring basis and a nonrecurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed below.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE O - FAIR VALUE OF ASSETS AND LIABILITIES - Continued

In accordance with accounting guidance, the Bank groups its financial assets and financial liabilities measured at fair value into three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are as follows:

Level 1: Observable unadjusted quoted market prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2: Significant other observable market-based inputs, other than Level 1 prices such as quoted prices for similar assets or liabilities or unobservable inputs that are corroborated by market data. This includes quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data, either directly or indirectly. This would include those financial instruments that are valued using models or other valuation methodologies where substantially all of the assumptions are observable in the marketplace, can be derived from observable market data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. Assets measured utilizing Level 3 are for positions that are not traded in active markets or are subject to transfer restrictions, and/or where valuations are adjusted to reflect illiquidity and/or nontransferability. These assumptions are not corroborated by market data. This is composed of financial instruments whose fair value is estimated based on internally developed models or methodologies utilizing significant inputs that are generally less readily observable from objective sources. Management uses a combination of reviews of the underlying financial statements, appraisals and management’s judgment regarding credit quality to determine the value of the financial asset or liability.

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

Securities: The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1) or matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2).

Collateral-Dependent Impaired Loans: The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect (1) partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral or (2) the full charge-off of the loan carrying value. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated or unavailable. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available, and such adjustments are typically significant (Level 3).

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE O - FAIR VALUE OF ASSETS AND LIABILITIES - Continued

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table summarizes the financial assets and financial liabilities measured at fair value on a recurring basis, aggregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value, as of December 31, 2012:

	Total Carrying Value	Level 1	Level 2	Level 3
Securities Available for Sale	$299,041,000	$—	$299,041,000	$—

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The Bank may be required periodically to measure certain financial assets and financial liabilities at fair value on a nonrecurring basis. These instruments are subject to fair value adjustments in certain circumstances such as when there is evidence of impairment and when fair value is below cost at the end of or during the reporting period for assets measured at the lower of cost or market.

The following table presents the balances of financial assets and financial liabilities measured at fair value on a nonrecurring basis, by caption and by level within the fair value hierarchy, as of December 31, 2012:

	Total Carrying Value	Level 1	Level 2	Level 3
Collateral-Dependent Impaired
Loans, Net of Specific Reserves of $392,000	$5,969,000	$—	$—	5,969,000

The following table presents the significant unobservable inputs used in the fair value measurements for Level 3 assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2012:

	Fair Value	Valuation Technique	Significant Unobservable Inputs	Significant Unobservable Inputs Values

Collateral-Dependent Impaired Loans, Net of Specific Reserves of $392,000	$5,969,000	Appraisal value	Estimated collateral value of property or asset	Various depending on property type and location or asset type

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE O - FAIR VALUE OF ASSETS AND LIABILITIES - Continued

During 2012 there were no transfers between Levels 1, 2 and 3.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. Due to the considerable judgment required to develop estimates of fair value, the estimates presented below are not necessarily indicative of the amounts the Bank could have realized in a current market exchange as of December 31, 2012. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The table below presents the carrying amounts and estimated fair values of financial instruments as of December 31, 2012:

			Fair Value Measurements Using:
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Cash and Cash Equivalents	$34,711,000	$34,711,000	$34,711,000	$—	$—
Interest-Bearing Time Deposits	2,235,000	2,235,000	—	2,235,000	—
Securities Available for Sale	299,041,000	299,041,000	—	299,041,000	—
Loans, Net	367,403,000	367,946,000	—	—	367,946,000
Federal Home Loan Bank Stock	3,544,000	3,544,000	—	3,544,000	—
Accrued Interest Receivable	2,035,000	2,035,000	—	2,035,000	—

Financial Liabilities:
Noninterest-Bearing Deposits	260,309,000	260,309,000	260,309,000	—	—
Time Deposits	91,821,000	91,487,000	—	91,487,000	—
Other Interest-Bearing Deposits	229,972,000	229,972,000	—	229,972,000	—
Borrowings	75,409,000	75,409,000	—	75,409,000	—
Accrued Interest Payable	61,000	61,000	—	61,000	—

The following methods and assumptions were used by the Bank in estimating fair values of financial instruments. Many of these estimates are subjective in nature and involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

Cash and Cash Equivalents

The carrying amounts reported in the balance sheet for cash and cash equivalents approximate the fair values of those assets due to the short-term nature of the assets.

Interest-Bearing Time Deposits at Other Financial Institutions

The carrying amounts reported in the balance sheet for interest-bearing time deposits at other financial institutions approximate the fair value of these assets due to the short-term nature of the assets.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE O - FAIR VALUE OF ASSETS AND LIABILITIES - Continued

Securities Available for Sale

The fair values of securities available for sale are determined using matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities.

Loans, Net

For the balances reported at December 31, 2012, the fair value for loans is estimated by discounting the expected future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities, adjusted for the allowance for credit losses. Loans are segregated by type such as commercial and industrial, commercial real estate, construction and other loans with similar credit characteristics, and are further segmented into fixed and variable interest rate loan categories. Expected future cash flows are projected based on contractual cash flows, adjusted for estimated prepayments.

Impaired Loans

The fair value of impaired loans is determined based on an evaluation at the time the loan is originally identified as impaired, and periodically thereafter, at the lower of cost or fair value. Fair value on impaired loans is measured based on the value of the collateral securing these loans if the loan is collateral dependent, or based on the discounted cash flows for noncollateral-dependent loans, and these loans are classified at Level 3 in the fair value hierarchy. Collateral on collateral-dependent loans may be real estate and/or business assets, including equipment, inventory and/or accounts receivable, and is determined based on appraisals performed by qualified licensed appraisers hired by the Company. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Such discounts are typically significant. For unsecured loans, the estimated future discounted cash flows of the business or borrower are used in evaluating the fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is considered to be a restricted equity security whose carrying value approximates its fair value.

Accrued Interest Receivable and Accrued Interest Payable

The carrying amounts of accrued interest receivable and accrued interest payable approximate their fair values.

Non-Maturing Deposits

The fair values for non-maturing deposits (deposits with no contractual termination date), which include the Bank’s noninterest-bearing demand deposits, interest-bearing demand deposits, and money market and savings deposits, are equal to their carrying amounts, which represent the amounts payable on demand.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE O - FAIR VALUE OF ASSETS AND LIABILITIES - Continued

Time Deposits

The fair values of time deposits are estimated using a discounted cash flow calculation that applies current market deposit interest rates to the Bank’s current certificate of deposit interest rates for similar term certificates.

Borrowings

The fair value of borrowings is based upon the market price of similar instruments issued with similar contractual terms.

Off-Balance-Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

NOTE P - PENDING MERGER

On August 21, 2012, First PacTrust Bancorp, Inc. (“Company”), a Maryland corporation, entered into an Agreement and Plan of Merger (“Merger Agreement”) by and among the Company; Beach Business Bank (“Beach”), a California corporation, state-chartered bank and wholly owned subsidiary of the Company; and the Bank. The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, the Bank will merge with and into Beach (“Merger”), with Beach as the surviving corporation.

Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by each Board of Directors of the Company, Beach and the Bank, at the effective date of the Merger, each outstanding share of the Bank’s common stock will be converted to the right to receive (i) a pro rata share of 2,083,333 shares of common stock of the Company (“Company Common Stock”), subject to the payment of cash in lieu of fractional shares and (ii) a pro rata share of $24,887,513 in cash (“Merger Consideration”). If the value of the Merger Consideration would otherwise exceed an amount equal to 1.30 times the Bank’s tangible common equity as reflected in the Bank’s balance sheet as of the last business day of the calendar month immediately preceding the closing of the Merger after subtracting certain unaccrued one-time Merger-related costs and expenses, the cash portion of the Merger Consideration will be adjusted downward until the value of the Merger Consideration is equal to such amount. For the purposes of determining the value of the Merger Consideration in the foregoing calculation, the value of the Company Common Stock to be issued in the Merger will be deemed to be $12.00 per share. In the Merger, each outstanding share of the Bank’s Series C Preferred Stock will be converted into one share of a new series of Company preferred stock.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE P - PENDING MERGER - Continued

Under the terms of the Merger Agreement or existing Bank agreements, each stock option to acquire the Bank’s common stock that is outstanding immediately prior to the completion of the Merger will be converted into an option to purchase a number of whole shares of the Company’s stock in accordance with an option exchange ratio defined in the Merger Agreement; each restricted share of the Bank’s common stock that is outstanding immediately prior to the closing of the Merger will vest in full and become free of all restrictions as of the closing of the Merger; and certain employees, including certain executive officers, are covered by severance and retention plans that provide for defined compensation and benefit payments under certain terms and conditions.

The Merger is subject to approvals by the applicable banking regulatory agencies governing the Company, Beach and the Bank, as well as approval by the Bank’s shareholders.